Exhibit 99.24

Project Island - Discussion MaterialsJanuary 8, 2016Confidential – For Discussion & General Information Purposes Only

Agreed Upon Deal Consideration – Revised January 6th 2016 Deal versus November 18th 2015 Deal

($ in USD; $ in Millions, except per share data)

☐ Represents per share values

	Jan 6th Agreed Upon Deal	Previous Nov. 18th Deal[1]
Consideration to Barbados		
Current Tahiti Shares Outstanding	895.894	895.894
Tahiti Shares Owned by Barbados	522.080	522.080
Existing Barbados Ownership of Tahiti	*58.3%*	*58.3%*
Assumed Exchange Ratio Adjustment Factor	0.9780x	0.9303x
ADRs Issued to Barbados	510.585	485.680
Pro Forma Barbados Equity Ownership	*57.7%*	*56.5%*
Barbados Shares Outstanding	27.290	27.290
Implied Exchange Ratio per Share	18.7096x	17.7970x
Pro Forma Tahiti Shares	884.398	859.493
Tahiti Share Price (in USD)[2]	$0.99	$0.99
Implied Equity Consideration (Assuming ADRs trade at Par)	$503.52	$478.96
Implied Tahiti Equity Consideration per Share of Barbados (Assuming ADRs trade at Par)	*$18.45*	*$17.55*
Initial Barbados Cash	$61.02	$61.02
Less Cash Settled SARs/Options by Barbados	$14.17	$11.38
Net Barbados Cash Paid to Shareholders	$46.85	$49.64
Total Tahiti Cash Used	$59.09	$56.23
Tahiti Cash to Settle SARs/Options	$0.00	$1.23
Plus Tahiti Cash for Escrow	$0.00	$0.00
Plus Tahiti Cash for Buybacks	$11.34	$35.90
Plus Tahiti Cash Premium	$47.76	$19.10
Net Cash to Barbados Shareholders	$105.95	$104.64
Cash Consideration per Share of Barbados	*$3.88*	*$3.83*
Net Cash Paid by Barbados per Share	*$1.72*	*$1.82*
Total Tahiti Cash Paid to Barbados per Share	*$2.17*	*$2.02*
Implied Total Consideration (Assuming ADRs trade at Par)	**$609.47**	**$583.60**
Implied Total Consideration per Share of Barbados (Assuming ADRs trade at Par)	***$22.33***	***$21.39***

New higher exchange ratio as a result of $0.90 per share shift from buyback to premium

Tahiti no longer contributes cash to help settle SARs/Options; instead covered by Barbados cash

$0.90 per share less for buyback

$0.90 per share shift from buyback to cash premium and additional $0.15 per share cash premium

Source: Tahiti management, Capital IQ, Company filings and Wall Street research; Market data as of 12/31/15

[1] Based on 30-day average Tahiti stock price as of 12/31/15 and 30-day average exchange rate of 32.801 NTD per USD as of 12/31/15

[2] Exchange ratio for Nov 18th deal recalculated based on 30-day average Tahiti stock price as of 12/31/15 and 30-day average exchange rate of 32.801 NTD per USD as of 12/31/15

Project Island 2 Wells Fargo Securities

Summary of Implied Premiums

($ in USD; $ in Millions, except per share data)

	Jan 6th Agreed Upon Deal	Previous Nov. 18th Deal[1]
Summary of Implied Premiums		
Implied Net $ Premium to Barbados' 30-Day Avg Stock Price Assuming ADRs trade at Par ($19.42)[2]	$2.92	$1.97
Implied Net % Premium to Barbados' 30-Day Avg Stock Price Assuming ADRs trade at Par ($19.42)[2]	15.0%	10.1%
Implied Net $ Premium to Barbados' 1-Day Stock Price Assuming ADRs trade at Par ($19.80)[3]	$2.53	$1.59
Implied Net % Premium to Barbados' 1-Day Avg Stock Price Assuming ADRs trade at Par ($19.80)[3]	12.8%	8.0%
Implied Net $ Premium to 30-Day Avg EEV per Share ($20.68)[4]	$1.65	$0.70
Implied Net % Premium to 30-Day Avg EEV per Share ($20.68)[4]	8.0%	3.4%
Implied Net $ Premium to 1-Day EEV per Share ($19.87)[5]	$2.46	$1.51
Implied Net % Premium to 1-Day EEV per Share ($19.87)[5]	12.4%	7.6%
Pro Forma Tahiti's Cash Bridge		
Tahiti's Initial Cash as of Dec 31, 2015	**$308.8**	**$308.8**
Total Cash Used from Tahiti	$59.1	$56.2
Pro Forma Tahiti Cash Position	**$249.7**	**$252.6**

Source: Tahiti management, Capital IQ, Company filings and Wall Street research; Market data as of 12/31/15
Note: "EEV" defined as Economic Equivalent Value
[1] Exchange ratio for Nov 18th deal recalculated based on 30-day average Tahiti stock price as of 12/31/15 and 30-day average exchange rate of 32.801 NTD per USD as of 12/31/15
[2] Based on 30-day average Barbados stock price as of 12/31/15
[3] Based on 1-day Barbados stock price as of 12/31/15
[4] Based on 30-day average Tahiti stock price as of 12/31/15 and 30-day average exchange rate of 32.801 NTD per USD as of 12/31/15
[5] Based on 1-day Tahiti stock price as of 12/31/15 and 1-day exchange rate of 32.975 NTD per USD as of 12/31/15

Project Island 3 Wells Fargo Securities

Summary of Offers – January 2016

($ in USD; $ in Millions, except per share data)

☐ Represents per share values

	Barbados Offers							Tahiti Offers	
	Jan 5th Offer 1	Jan 5th Offer 2	Jan 5th Revised Offer 2A	Jan 5th Revised Offer 2B	Jan 6th Offer 3A	Jan 6th Offer 3B	Jan 6th Agreed Upon Deal	Jan 5th Offer 2	Jan 5th Offer 1
Assumed Tahiti Cash Premium per Share	**$2.70**	**$2.70**	**$0.70**	**$2.20**	**$0.70**	**$2.10**	**$1.75**	**$1.20**	**$0.90**
Total Cash Premium	**$73.68**	**$73.68**	**$19.10**	**$60.04**	**$19.10**	**$57.31**	**$47.76**	**$32.75**	**$24.56**
Assumed Tahiti Cash for Buyback per Share	**$1.32**	**$0.32**	**$1.32**	**$0.32**	**$1.32**	**$0.32**	**$0.42**	**$0.82**	**$1.12**
Total Cash Buyback	**$35.90**	**$8.61**	**$35.90**	**$8.61**	**$35.90**	**$8.61**	**$11.34**	**$22.25**	**$30.44**
Escrow per Share	**$0.00**	**$0.00**	**$2.00**	**$0.00**	**$1.90**	**$0.00**	**$0.00**	**$0.00**	**$0.00**
Total Cash Escrow	**$0.00**	**$0.00**	**$54.58**	**$0.00**	**$51.85**	**$0.00**	**$0.00**	**$0.00**	**$0.00**
Consideration to Barbados									
Current Tahiti Shares Outstanding	895.894	895.894	895.894	895.894	895.894	895.894	895.894	895.894	895.894
Tahiti Shares Owned by Barbados	522.080	522.080	522.080	522.080	522.080	522.080	522.080	522.080	522.080
Existing Barbados Ownership of Tahiti	*58.3%*	*58.3%*	*58.3%*	*58.3%*	*58.3%*	*58.3%*	*58.3%*	*58.3%*	*58.3%*
Assumed Exchange Ratio Adjustment Factor	0.9303x	0.9833x	0.9303x	0.9833x	0.9303x	0.9833x	0.9780x	0.9568x	0.9409x
ADRs Issued to Barbados	485.680	513.352	485.680	513.352	485.680	513.352	510.585	499.516	491.214
Pro Forma Barbados Equity Ownership	*56.5%*	*57.9%*	*56.5%*	*57.9%*	*56.5%*	*57.9%*	*57.7%*	*57.2%*	*56.8%*
Barbados Shares Outstanding	27.290	27.290	27.290	27.290	27.290	27.290	27.290	27.290	27.290
Implied Exchange Ratio per Share	17.797x	18.811x	17.797x	18.811x	17.797x	18.811x	18.7096x	18.304x	18.000x
Pro Forma Tahiti Shares	859.493	887.166	859.493	887.166	859.493	887.166	884.398	873.329	865.028
Tahiti Share Price (in USD)[2]	$0.99	$0.99	$0.99	$0.99	$0.99	$0.99	$0.99	$0.99	$0.99
Implied Equity Consideration (Assuming ADRs trade at Par)	$478.96	$506.25	$478.96	$506.25	$478.96	$506.25	$503.52	$492.60	$484.42
Implied Tahiti Equity Consideration per Share of Barbados (Assuming ADRs trade at Par)	*$17.55*	*$18.55*	*$17.55*	*$18.55*	*$17.55*	*$18.55*	*$18.45*	*$18.05*	*$17.75*
Initial Barbados Cash	$61.02	$61.02	$61.02	$61.02	$61.02	$61.02	$61.02	$61.02	$61.02
Less Cash Settled SARs/Options by Barbados	$14.49	$14.49	$14.49	$13.71	$14.34	$13.56	$14.17	$12.16	$11.69
Net Barbados Cash Paid to Shareholders	$46.53	$46.53	$46.53	$47.31	$46.69	$47.47	$46.85	$48.87	$49.33
Total Tahiti Cash Used	$110.81	$83.52	$110.81	$69.87	$108.08	$67.14	$59.09	$56.23	$56.23
Tahiti Cash to Settle SARs/Options	$1.23	$1.23	$1.23	$1.23	$1.23	$1.23	$0.00	$1.23	$1.23
Plus Tahiti Cash for Escrow	$0.00	$0.00	$54.58	$0.00	$51.85	$0.00	$0.00	$0.00	$0.00
Plus Tahiti Cash for Buybacks	$35.90	$8.61	$35.90	$8.61	$35.90	$8.61	$11.34	$22.25	$30.44
Plus Tahiti Cash Premium	$73.68	$73.68	$19.10	$60.04	$19.10	$57.31	$47.76	$32.75	$24.56
Net Cash to Barbados Shareholders	$156.11	$128.82	$156.11	$115.95	$153.54	$113.38	$105.95	$103.87	$104.33
Cash Consideration per Share of Barbados	*$5.72*	*$4.72*	*$5.72*	*$4.25*	*$5.63*	*$4.15*	*$3.88*	*$3.81*	*$3.82*
Net Cash Paid by Barbados per Share	*$1.71*	*$1.71*	*$1.71*	*$1.73*	*$1.71*	*$1.74*	*$1.72*	*$1.79*	*$1.81*
Total Tahiti Cash Paid to Barbados per Share	*$4.02*	*$3.02*	*$4.02*	*$2.52*	*$3.92*	*$2.42*	*$2.17*	*$2.02*	*$2.02*
Implied Total Consideration (Assuming ADRs trade at Par)	**$635.07**	**$635.07**	**$635.07**	**$622.20**	**$632.50**	**$619.63**	**$609.47**	**$596.47**	**$588.75**
Implied Total Consideration per Share of Barbados (Assuming ADRs trade at Par)	***$23.27***	***$23.27***	***$23.27***	***$22.80***	***$23.18***	***$22.71***	***$22.33***	***$21.86***	***$21.57***
Implied Net $ Premium to Barbados' 30-Day Avg Stock Price Assuming ADRs trade at Par ($19.42)[1]	*$3.86*	*$3.86*	*$3.86*	*$3.38*	*$3.76*	*$3.29*	*$2.92*	*$2.44*	*$2.16*
Implied Net % Premium to Barbados' 30-Day Avg Stock Price Assuming ADRs trade at Par ($19.42)[1]	*19.9%*	*19.9%*	*19.9%*	*17.4%*	*19.4%*	*16.9%*	*15.0%*	*12.6%*	*11.1%*
Implied Net $ Premium to 30-Day Avg EEV per Share ($20.68)[1]	*$2.59*	*$2.59*	*$2.59*	*$2.12*	*$2.49*	*$2.02*	*$1.65*	*$1.17*	*$0.89*
Implied Net % Premium to 30-Day Avg EEV per Share ($20.68)[1]	*12.5%*	*12.5%*	*12.5%*	*10.2%*	*12.1%*	*9.8%*	*8.0%*	*5.7%*	*4.3%*

Source: Tahiti management, Capital IQ, Company filings and Wall Street research; Market data as of 12/31/15
Note: "EEV" defined as Economic Equivalent Value
[1] Based on 30-day average Tahiti stock price as of 12/31/15 and 30-day average exchange rate of 32.801 NTD per USD as of 12/31/15
[2] Based on 30-day average Barbados stock price as of 12/31/15

Project Island 4 Wells Fargo Securities

Summary of Offers – September - November 2015($ in USD; $ in Millions, except per share data) Represents per share values Tahiti Offers Agreed Upon Barbados OffersConsideration17th Sept 2nd Nov 16th Nov 16th Nov 18th Nov 18th Nov 18th Nov 18th Nov 18th Nov 18th Nov 18th Nov 18th Nov 16th Nov 16th Nov 4th Nov 14th Oct Offer Offer 1st Offer 2nd Offer 1st Offer A 1st Offer B 2nd Offer 3rd Offer 3rd Offer B 3rd Offer A 2nd Offer 1st Offer 2nd Offer 1st Offer Offer Offer Assumed Tahiti Cash Premium per Share $0.00 $0.50 $0.50 $0.50 $0.50 $0.60 $0.65 $0.70 $0.70 $0.75 $0.75 $0.65 $1.40 $1.50 $3.50 $4.90 Total Cash Premium $0.00 $13.61 $13.61 $13.61 $13.61 $16.34 $17.70 $19.06 $19.06 $20.42 $20.42 $17.70 $38.12 $40.84 $95.29 $133.33 Assumed Tahiti Cash for Buyback per Share $0.00 $0.00 $1.10 $1.29 $1.34 $1.24 $1.37 $1.32 $1.32 $1.27 $1.27 $1.19 $1.29 $1.10 $0.00 $0.00 Total Cash Buyback $0.00 $0.00 $30.00 $35.00 $36.39 $33.66 $37.30 $35.94 $35.94 $34.58 $34.58 $32.30 $35.00 $30.00 $0.00 $0.0 Consideration to Barbados Current Tahiti Shares Outstanding 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 Tahiti Shares Owned by Barbados 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 Existing Barbados Ownership of Tahiti 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% Assumed Exchange Ratio Adjustment Factor 1.0000x 1.0000x 0.9452x 0.9360x 0.9335x 0.9385x 0.9318x 0.9343x 0.9343x 0.9368x 0.9368x 0.9410x 0.9360x 0.9452x 1.0000x 1.0000x ADRs Issued to Barbados 522.080 522.080 493.459 488.689 487.366 489.963 486.492 487.791 487.791 489.090 489.090 491.262 488.689 493.459 522.080 522.080 Pro Forma Barbados Equity Ownership 58.3% 58.3% 56.9% 56.6% 56.6% 56.7% 56.5% 56.6% 56.6% 56.7% 56.7% 56.8% 56.6% 56.9% 58.3% 58.3% Barbados Shares Outstanding 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 Implied Exchange Ratio per Share 19.175x 19.175x 18.124x 17.949x 17.900x 17.995x 17.868x 17.916x 17.916x 17.963x 17.963x 18.043x 17.949x 18.124x 19.175x 19.175x Pro Forma Tahiti Shares 896.152 896.152 867.530 862.760 861.437 864.035 860.563 861.862 861.862 863.161 863.161 865.334 862.760 867.530 896.152 896.152 Tahiti Share Price (in USD) 1 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 Implied Equity Consideration (Assuming ADRs trade at Par) $547.23 $547.23 $517.23 $512.23 $510.84 $513.56 $509.92 $511.28 $511.28 $512.65 $512.65 $514.92 $512.23 $517.23 $547.23 $547.23 Implied Tahiti Equity Consideration per Share of Barbados (Assuming ADRs trade at Par) $20.10 $20.10 $19.00 $18.81 $18.76 $18.86 $18.73 $18.78 $18.78 $18.83 $18.83 $18.91 $18.81 $19.00 $20.10 $20.10 Initial Barbados Cash $60.98 $60.98 $60.98 $60.98 $60.98 $60.98 $60.98 $60.98 $60.98 $60.98 $60.98 $60.98 $60.98 $60.98 $60.98 $60.98 Less Cash Settled SARs/Options by Barbados $14.40 $15.23 $15.23 $15.23 $15.23 $15.39 $15.47 $15.55 $14.40 $15.64 $14.40 $9.38 $14.40 $14.40 $14.40 $14.40 Plus Tahiti Cash to Settle SARs/Options $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 $1.23 $0.00 $1.31 $6.48 $2.45 $2.63 $6.13 $8.57 Plus Tahiti Cash for Buyback $0.00 $0.00 $30.00 $35.00 $36.39 $33.66 $37.30 $35.94 $35.94 $34.58 $34.58 $32.30 $35.00 $30.00 $0.00 $0.00 Plus Tahiti Cash Premium $0.00 $13.61 $13.61 $13.61 $13.61 $16.34 $17.70 $19.06 $19.06 $20.42 $20.42 $17.70 $38.12 $40.84 $95.29 $133.33 Total Tahiti Cash for Buyback and Premium $0.00 $13.61 $43.61 $48.61 $50.00 $50.00 $55.00 $55.00 $55.00 $55.00 $55.00 $50.00 $73.12 $70.84 $95.29 $133.33 Total Tahiti Cash for Buyback and Premium per Share $0.00 $0.50 $1.60 $1.79 $1.84 $1.84 $2.02 $2.02 $2.02 $2.02 $2.02 $1.84 $2.69 $2.60 $3.50 $4.90 Net Cash to Barbados Shareholders $46.58 $59.37 $89.37 $94.37 $95.76 $95.59 $100.51 $100.43 $101.58 $100.34 $101.58 $101.60 $119.70 $117.42 $141.87 $179.91 Cash Consideration per Share of Barbados $1.71 $2.18 $3.28 $3.47 $3.52 $3.51 $3.69 $3.69 $3.73 $3.69 $3.73 $3.73 $4.40 $4.31 $5.21 $6.61 Implied Total Consideration (Assuming ADRs trade at Par) $593.80 $606.59 $606.59 $606.59 $606.59 $609.15 $610.43 $611.71 $612.86 $612.99 $614.22 $616.52 $631.92 $634.64 $689.10 $727.13 Implied Total Consideration per Share of Barbados (Assuming ADRs trade at Par) $21.81 $22.28 $22.28 $22.28 $22.28 $22.37 $22.42 $22.47 $22.51 $22.51 $22.56 $22.64 $23.21 $23.31 $25.31 $26.71 Implied Net $ Premium to Barbados' 30-Day Avg Stock Price Assuming ADRs trade at Par ($18.08)² $3.73 $4.20 $4.20 $4.20 $4.20 $4.30 $4.34 $4.39 $4.43 $4.44 $4.48 $4.57 $5.13 $5.23 $7.23 $8.63 Implied Net % Premium to Barbados' 30-Day Avg Stock Price Assuming ADRs trade at Par ($18.08)² 20.7% 23.3% 23.3% 23.3% 23.3% 23.8% 24.0% 24.3% 24.5% 24.6% 24.8% 25.3% 28.4% 29.0% 40.0% 47.7% Implied Net $ Premium to 30-Day Avg EEV per Share ($21.81)¹ $0.00 $0.47 $0.47 $0.47 $0.47 $0.56 $0.61 $0.66 $0.70 $0.70 $0.75 $0.83 $1.40 $1.50 $3.50 $4.90 Implied Net % Premium to 30-Day Avg EEV per Share ($21.81)¹ 0.0% 2.2% 2.2% 2.2% 2.2% 2.6% 2.8% 3.0% 3.2% 3.2% 3.4% 3.8% 6.4% 6.9% 16.0% 22.5%Source: Tahiti management, Capital IQ, Company filings and Wall Street research; Market data as of 11/17/15Note: “EEV” defined as Economic Equivalent Value 1 Based on 30-day average stock price as of 11/17/15 and 30-day average exchange rate of 32.509 NTD per USD as of 11/17/152 Based on 30-day average Barbados stock price as of 11/17/15Project Island 5

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